UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 13, 2012

Metalico, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32453	52-2169780
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

186 North Ave. East, Cranford, New Jersey		07016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(908) 497-9610

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Item 8.01. Other Events.

Effective July 15, 2011, Infrastructure & Environmental Private Equity Fund III, LP ("IEPEF") and Environmental & Information Technology Private Equity Fund III ("EITPEF"), venture capital funds for which one of the Company’s directors, Bret R. Maxwell, is a common ultimate controlling party as managing general partner, entered into separate Rule 10b5-1 trading plans (the "2011 IEPEF Plan" and the "2011 EITPEF Plan," respectively, and each a "2011 Fund Plan") with a broker as part of each fund’s individual long-term asset diversification, tax and financial planning strategies, including anticipated obligations to their respective investors as each fund matures. Each 2011 Fund Plan is scheduled to expire on July 15, 2012. Effective July 16, 2012, each of IEPEF and EITPEF has entered into a successor Rule 10b5-1 trading plans (the "2012 IEPEF Plan" and the "2012 EITPEF Plan," respectively, and each a "2012 Fund Plan") on substantially the same terms as the respective 2012 Fund Plans.

Pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, directors, officers and other employees who are not in possession of material non-public information may adopt a pre-arranged plan or contract for the sale of Company securities under specified conditions and at specified times. Using these 10b5-1 plans, stockholders can gradually diversify their investment portfolios, spread stock trades out over an extended period of time to reduce market impact, and avoid concerns about transactions occurring at a time when they might possess material non-public information.

Under each 2012 Fund Plan, the broker may sell a specified amount of Company stock each week on the open market (not to exceed a specified amount of Company stock per month) at prevailing market prices, beginning after July 16, 2012, provided that the price per share is at or above a price specified in the 2012 Fund Plan. The maximum number of shares that may be sold during the duration of each 2012 Fund Plan, in the aggregate, is equal to the applicable venture capital fund’s total equity holdings as of June 13, 2012. Neither fund holds any equity interests in the Company other than common stock. Each 2012 Fund Plan will terminate upon the earliest of (i) the close of business on July 16, 2013, (ii) the date as of which the applicable fund provides two business days’ prior written notice to the broker of the termination of such 2012 Fund Plan, (iii) the completion of all sales contemplated by such 2012 Fund Plan, and (iv) other termination provisions specified in the 2012 Fund Plans.

Mr. Maxwell shares authority on trading decisions with other controlling parties of IEPEF and EITPEF. Neither he nor such other controlling parties will have any control over the stock sales under the 2012 Fund Plans.

The summaries of the 2012 Fund Plans set forth above are not intended to be comprehensive descriptions of the terms of such Plans. Each Plan is intended to comply with the Company’s Insider Trading Policy and with the provisions of Rule 10b5-1. Transactions under the Plans will be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations. The Company does not undertake to report Rule 10b5-1 plans that may be adopted by any officers or directors in the future, or to report any modifications or termination of any publicly announced trading plan, except to the extent required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metalico, Inc.

June 14, 2012	By:	/s/ Carlos E. Aguero

Name: Carlos E. Aguero
Title: Chairman, President and Chief Executive Officer